May 2, 2006

Affinity International Corp.
11601 Wilshire Blvd., Suite 1500
Los Angeles, CA 90025

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Re: Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and/or director of Affinity International Corp. (“Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all of the shares that may be acquired by him in the Private Placement, the IPO or in the aftermarket for the Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. In such event, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares and the Private Placement Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

Affinity International Corp. Maxim Group LLC	May 2, 2006

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, and not to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating company the undersigned reasonably believes are suitable opportunity for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any fiduciary obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Maxim that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that (i) the undersigned shall be entitled to receive (a) reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and (b) if, at any time following a Business Combination, the publicly-traded Common Stock of the Company reaches a volume weighted average trading price of $6.60 per share for each day during any five trading day period, the undersigned, together with the Company’s other stockholders (prior the IPO), will be issued, collectively, five-year warrants for the purchase of an aggregate of 200,000 shares of the Company’s Common Stock for $.10 per share and if, following a Business Combination, the Company’s publicly-traded Common Stock reaches a volume weighted average trading price of $7.20 per share for each day during any five trading day period, the undersigned, together with the Company’s other stockholders (prior the IPO), will be issued, collectively, five-year warrants for the purchase of an aggregate of 227,000 shares of the Company’s Common Stock for $.10 per share and (ii) commencing on the Effective Date, Silverback Books, Inc. (“Related Party”) shall be allowed to charge the Company $7,500 per month to compensate it for the Company’s use of Related Party’s offices, utilities and personnel.

6. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

Affinity International Corp. Maxim Group LLC	May 2, 2006

7. The undersigned will escrow his Insider Shares for the three-year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. In the event any of the holders of the IPO Shares exercise its right to convert its IPO Shares to cash, the undersigned and certain other of the stockholders of the Company prior to the IPO have agreed that, in order to partially offset the resulting dilution to the non-converting holders of the IPO Shares, they shall surrender to the Company, prior to the consummation of the Business Combination, up to an aggregate of 22,156 of their shares of Common Stock of the Company (as determined by the Company and Maxim in their sole discretion based upon the numbers of IPO Shares converted) and the undersigned has agreed to surrender to the Company, prior to the consummation of the Business Combination, his pro-rata share of such 22,156 shares of Common Stock of the Company (calculated based on the percentage ownership of the Company of such surrendering stockholders of the Company prior to the IPO and the Private Placement in comparison to the percentage ownership of all of the surrendering stockholders in the aggregate).

9. The undersigned agrees to be the Chairman of the Board and Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Maxim and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire previously furnished to the Company and Maxim is true and accurate in all respects.  The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

Affinity International Corp. Maxim Group LLC	May 2, 2006

10. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Chairman of the Board and Chief Executive Officer of the Company.

11. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (“Information”).  Neither Maxim nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

12. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business in the publishing industry located in the United States selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the Private Placement; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO and the Private Placement; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, (v) “Private Placement Shares” shall mean the shares of Common Stock underlying the 250,000 units issued in the Company’s private placement effected prior to the IPO and (vi) “Private Placement” shall mean the Company’s private placement effected prior to the IPO.

Affinity International Corp. Maxim Group LLC	May 2, 2006

13. The undersigned hereby agrees that (i) this letter agreement shall replace and supersede the letter agreement between the undersigned, the Company and Maxim dated September 30, 2005 and (ii) any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

By: /s/ Peter H. Engel
Peter H. Engel

Affinity International Corp. Maxim Group LLC	May 2, 2006

EXHIBIT A

Peter Engel. Mr. Engel has been our chairman, chief executive officer and treasurer since inception in August 2005. Mr. Engel has been involved with the publishing industry since his first book, The Overachievers, was published by St. Martins Press in 1976. Since 1998, Mr. Engel has concentrated on building entrepreneurial enterprises, some of them in the publishing arena. Currently, Mr. Engel serves as chairman of Silverback Books, Inc., an independent, privately-held publisher of lifestyle and cooking books, a position he has held since 2003. From 1998 to 2000 he was the president of the audio book division of NewStar Media, Inc. (formerly a Nasdaq company). From 1992 to 1998 he was the president and CEO of Affinity Communications Corp., a West Coast publishing and book concept developer whose books were published by many major publishers including Crown, Harper Collins, Little Brown, McGraw Hill, Penguin, Pocket, Putnam, Random House, Regnery, St. Martins Press, Simon & Schuster and Viking. In 1980, Mr. Engel founded and became the president and CEO of The American Consulting Corporation (“ACC”), a marketing services firm. ACC’s clients included both magazines such as Parade in the United States and Woman Magazine in Great Britain, and many marketers such as Campbell Soup, Carter-Wallace, Coors, Citicorp, Clorox, Dunkin’ Donuts, Frito-Lay, Gillette, Johnson and Johnson, Kraft, Mattel, Nestle, Nike, Ocean Spray, PepsiCo, Quaker, and Seagram as well as over forty other companies. Among other initiatives, ACC proposed various publishing concepts to its clients. Mr. Engel took ACC public in 1987 and sold it in 1988. From 1971 to 1980, Mr. Engel was a senior executive at Colgate-Palmolive, where he was Vice President Latin America and Canada, and Vice President of Marketing Services, eventually rising to Group Vice President, Cosmetics and Beauty Accessories Division and President and CEO of Helena Rubinstein. In this capacity, Mr. Engel orchestrated the publication of the Helena Rubinstein Library of Beauty. From 1968 to 1970, he was CEO of Candy Corporation of America (“CCA”) and its public parent, Lehigh Coal and Navigation. At CCA, he led the roll up of several candy companies (including such brands as Bonomo’s Turkish Taffy, Mason Mints, Mason Dots, and Cella’s Cherries) to form an integrated candy group. From 1966 to 1968, Mr. Engel was General Manager, General Products Division, Philip Morris, where he was responsible for non-tobacco products including: Personna razor blades, an industrial blades business, Burma Shave, Clark Chewing Gum, and the launch of Kit-Kat candy bars. Mr. Engel began his career in 1956 at Procter & Gamble, rising to Tide brand manager in Canada. He was then promoted to become one of the team of executives that opened P&G Germany. In 1964, Mr. Engel was moved to P&G’s Cincinnati headquarters. Mr. Engel is a former Associate Professor at the University of Southern California entrepreneurial program. Under his own name, he is the author of three novels (High Gloss, A Controlling Interest, and Tender Offers), five business books (The Overachievers, What’s Your Exit Strategy, The Exceptional Individual, Scam, and The SOHO Desk Reference, a Practical Guide for Entrepreneurs, ed.), and several gift books. In addition, he has ghost-written a number of books on alternative health and other issues. Mr. Engel has also been granted patents covering cosmetics, health related products, promotional concepts, and an Internet concept. He holds a B.Com from McGill University in Montreal, and has completed the course work, but not the dissertation, for a PhD in history at New York’s Columbia University.